Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117272) of Regions Financial Corporation of our report dated June 28, 2004 relating to the financial statements of Union Planters Corporation 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 27, 2005